Investors: David Gennarelli, 415-507-6033
david.gennarelli@autodesk.com

Press:    Noah Cole, 415-580-3535
noah.cole@autodesk.com

AUTODESK REPORTS STRONG FOURTH QUARTER RESULTS
Strong Growth in Billings and Subscriptions
Record Cash Flow for Q4 and FY15

SAN RAFAEL, Calif., FEBRUARY 26, 2015-- Autodesk, Inc. (NASDAQ: ADSK) today reported financial results for the fourth quarter and full fiscal year ended January 31, 2015. The strong increase in billings and subscriptions and record cash flow from operating activities reflect continued progress on the company’s ongoing business model transition.

Fourth Quarter Fiscal 2015

•	Total billings increased 13 percent, compared to the fourth quarter last year as reported, and 20 percent on a constant currency basis.

•	Deferred revenue increased 28 percent to a record $1.16 billion, compared to $901 million in the fourth quarter last year.

•
Total subscriptions, including maintenance, desktop (rental), and cloud subscriptions, increased by approximately 100,000 from the third quarter of fiscal 2015, including approximately 17,000 subscriptions related to the recent acquisition of Shotgun. This is the first quarter that Shotgun subscriptions have been included in the subscription count.

•
Revenue was $665 million, an increase of 13 percent compared to the fourth quarter last year as reported, and 15 percent on a constant currency basis. Revenue contribution from the recent acquisition of Delcam was approximately $20 million.

•	GAAP operating margin was 2 percent, compared to 9 percent in the fourth quarter last year.

•	Non-GAAP operating margin was 13 percent, compared to 20 percent in the fourth quarter last year. A reconciliation of GAAP to non-GAAP results is provided in the accompanying tables.

•	GAAP diluted earnings per share were $0.05, compared to $0.23 in the fourth quarter last year.

•	Non-GAAP diluted earnings per share were $0.25, compared to $0.40 in the fourth quarter last year.

•	Cash flow from operating activities was a record $257 million, compared to $184 million in the fourth quarter last year.

"Our strong fourth quarter results capped off a terrific year for Autodesk," said Carl Bass, Autodesk president and CEO. "Strength in our core Architecture, Engineering and Construction (AEC) and Manufacturing business segments led to over-performance on nearly all metrics, including billings, revenue, deferred revenue, subscription additions, and cash flow. Fiscal 2015 was the first year of our business model transition to more cloud and term-based subscription offerings and we are pleased with our early progress. Our subscription offerings provide our customers with greater flexibility and create a new and better experience. Over the course of the next two years we expect to transition the vast majority of our business to these subscription offerings."

Fourth Quarter Operational Overview

EMEA revenue was $273 million, an increase of 19 percent compared to the fourth quarter last year as reported, and 21 percent on a constant currency basis. Revenue in the Americas increased 15 percent compared to the fourth quarter last year to $238 million. Revenue in APAC was $154 million, an increase of 2 percent compared to the fourth quarter last year as reported, and 7 percent on a constant currency basis. Revenue from emerging economies was $107 million, an increase of 21 percent compared to the fourth quarter last year as reported, and 22 percent on a constant currency basis. Revenue from emerging economies represented 16 percent of total revenue in the fourth quarter.

Revenue from the AEC business segment was $242 million, an increase of 24 percent compared to the fourth quarter last year. Revenue from the Platform Solutions and Emerging Business (PSEB) segment was $189 million, a decrease of 4 percent compared to the fourth quarter last year. Revenue from the Manufacturing business segment was $190 million, an increase of 23 percent compared to the fourth quarter last year. Revenue from the Media and Entertainment business (M&E) segment was $43 million, an increase of 5 percent compared to the fourth quarter last year.

Revenue from Flagship products was $298 million, an increase of 4 percent compared to the fourth quarter last year. Revenue from Suites was $249 million, an increase of 15 percent compared to the fourth quarter last year. Revenue from New and Adjacent products was $117 million, an increase of 41 percent compared to the fourth quarter last year.

Fiscal 2015 Highlights*

•	Total billings increased 18 percent compared to fiscal 2014 as reported, and increased 20 percent on a constant currency basis.

•
Revenue was $2.51 billion, an increase of 10 percent compared to fiscal 2014 as reported, and 12 percent on a constant currency basis. Revenue contribution from the recent acquisition of Delcam was approximately $48 million.

•	Total subscriptions (maintenance, desktop, and cloud) increased by approximately 385,000 to 2.23 million.

•	Revenue from Suites increased 17 percent.

•	Revenue from the AEC business segment increased 19 percent.

•	Revenue from the Manufacturing business segment increased 17 percent.

•	Total deferred revenue increased 28 percent to $1.16 billion.

•	Cash flow from operations increased 26 percent to $708 million.

*All numbers are compared to fiscal 2014.
Business Outlook

The following are forward-looking statements based on current expectations and assumptions, and involve risks and uncertainties some of which are set forth below. Autodesk's business outlook for the first quarter and full year fiscal 2016 assumes, among other things, a continuation of the current economic environment and foreign exchange currency rate environment. A reconciliation between the GAAP and non-GAAP estimates for fiscal 2016 is provided below or in the tables following this press release.

First Quarter Fiscal 2016

Q1 FY16 Guidance Metrics	Q1 FY16 (ending April 30, 2015)
Revenue (in millions)	$625 - $645
EPS GAAP	$0.01 - $0.06
EPS Non-GAAP (1)	$0.25 - $0.30
_______________
(1) Non-GAAP earnings per diluted share exclude $0.16 related to stock-based compensation expense and $0.08 for the amortization of acquisition related intangibles, net of tax.

Full Year Fiscal 2016

FY16 Guidance Metrics	FY16 (ending January 31, 2016)
Billings growth (1)	3 - 5%
Revenue growth (2)	3 - 5%
GAAP operating margin	2 - 4%
Non-GAAP operating margin	13 - 15%
EPS GAAP	$0.10 - $0.25
EPS Non-GAAP (3)	$1.05 - $1.20
Net subscription additions	375,000 - 425,000
_______________
(1) On a constant currency basis, billings growth would be 9% - 11%.
(2) On a constant currency basis, revenue growth would be 7% - 9%.
(3) Non-GAAP earnings per diluted share exclude $0.70 related to stock-based compensation expense and $0.25 for the amortization of acquisition related intangibles, net of tax.

The first quarter and full year fiscal 2016 outlook assume a projected annual effective tax rate of 28 percent and 26 percent for GAAP and non-GAAP results, respectively.

Earnings Conference Call and Webcast

Autodesk will host its fourth quarter conference call today at 5:00 p.m. ET. The live broadcast can be accessed at http://www.autodesk.com/investors. Supplemental financial information and prepared remarks for the conference call will be posted to the investor relations section of Autodesk's website simultaneously with this press release.

NOTE: The prepared remarks will not be read on the conference call. The conference call will include only brief remarks followed by questions and answers.

A replay of the broadcast will be available at 7:00 pm ET at http://www.autodesk.com/investors. This replay will be maintained on Autodesk's website for at least 12 months.

Safe Harbor Statement

This press release contains forward-looking statements that involve risks and uncertainties, including statements in the paragraphs under “Business Outlook” above, statements regarding the impacts of our business model transition, statements regarding growth in our cloud and term-based subscription offerings, and other statements regarding our strategies, market and products positions, performance, and results. There are a significant number of factors that could cause actual results to differ materially from statements made in this press release, including: general market, political, economic and business conditions; failure to maintain our revenue growth and profitability; failure to successfully manage transitions to new business models and markets, including the introduction of additional ratable revenue streams and our continuing efforts to attract customers to our cloud-based offerings and expenses related to the transition of our business model; failure to control our expenses; our performance in particular geographies, including emerging economies; the ability of governments around the world to meet their financial and debt obligations, and finance infrastructure projects; weak or negative growth in the industries we serve; slowing momentum in subscription billings or revenues; difficulty in predicting revenue from new businesses and the potential impact on our financial results from changes in our business models; difficulties encountered in integrating new or acquired businesses and technologies; the inability to identify and realize the anticipated benefits of acquisitions; the financial and business condition of our reseller and distribution channels; dependence on and the timing of large transactions; fluctuation in foreign currency exchange rates; the success of our foreign currency hedging program; failure to achieve sufficient sell-through in our channels for new or existing products; pricing pressure; unexpected fluctuations in our tax rate; the timing and degree of expected investments in growth and efficiency opportunities; changes in the timing of product releases and retirements; and any unanticipated accounting charges.

Further information on potential factors that could affect the financial results of Autodesk are included in Autodesk's Annual Report on Form 10-K for the year ended January 31, 2014 and Quarterly Reports on Form 10-Q for the quarters ended April 30, July 31, 2014, and October 31, 2014, which are on file with the U.S. Securities and Exchange Commission. Autodesk disclaims any obligation to update the forward-looking statements provided to reflect events that occur or circumstances that exist after the date on which they were made.

About Autodesk

Autodesk helps people imagine, design and create a better world. Everyone--from design professionals, engineers and architects to digital artists, students and hobbyists--uses Autodesk software to unlock their creativity and solve important challenges. For more information visit autodesk.com or follow @autodesk.

Autodesk is a registered trademark of Autodesk, Inc., and/or its subsidiaries and/or affiliates in the USA and/or other countries. All other brand names, product names or trademarks belong to their respective holders. Autodesk reserves the right to alter product and service offerings, and specifications and pricing at any time without notice, and is not responsible for typographical or graphical errors that may appear in this document.

© 2015 Autodesk, Inc. All rights reserved.

Autodesk, Inc.
Condensed Consolidated Statements of Operations
(In millions, except per share data)

	Three Months Ended January 31,		Fiscal Year Ended January 31,
	2015	2014	2015	2014
	(Unaudited)		(Unaudited)
Net revenue:
License and other	$354.3	$320.7	$1,341.4	$1,254.9
Subscription	310.3	265.9	1,170.8	1,019.0
Total net revenue	664.6	586.6	2,512.2	2,273.9
Cost of revenue:
Cost of license and other revenue	53.9	48.1	208.5	178.7
Cost of subscription revenue	35.6	23.8	133.6	95.6
Total cost of revenue	89.5	71.9	342.1	274.3
Gross profit	575.1	514.7	2,170.1	1,999.6
Operating expenses:
Marketing and sales	289.9	232.3	998.0	842.6
Research and development	191.5	162.4	725.2	611.1
General and administrative (1)	70.4	53.0	283.3	211.8
Amortization of purchased intangibles (1)	9.3	9.0	39.8	36.5
Restructuring charges, net	—	6.3	3.1	12.8
Total operating expenses	561.1	463.0	2,049.4	1,714.8
Income from operations	14.0	51.7	120.7	284.8
Interest and other (expense) income, net	(21.1)	4.6	(37.7)	(4.9)
(Loss) income before income taxes	(7.1)	56.3	83.0	279.9
Benefit (provision) for income taxes	18.6	(2.4)	(1.2)	(51.1)
Net income	$11.5	$53.9	$81.8	$228.8
Basic net income per share	$0.05	$0.24	$0.36	$1.02
Diluted net income per share	$0.05	$0.23	$0.35	$1.00
Weighted average shares used in computing basic net income per share	227.2	225.5	227.1	224.0
Weighted average shares used in computing diluted net income per share	232.2	231.1	232.4	229.6
_____________________
(1) Effective in second quarter of fiscal 2015, Autodesk elected to present amortization of purchased customer relationships, trade names, patents, and user lists as a separate line item within operating expenses. As a result, amortization previously reflected in “General and Administrative” expense was reclassified to “Amortization of Purchased Intangibles" within Operating Expenses. Prior period amounts have been revised to conform to the current period presentation.

Autodesk, Inc.
Condensed Consolidated Balance Sheets
(In millions)

	January 31, 2015	January 31, 2014
	(Unaudited)
ASSETS
Current assets:
Cash and cash equivalents	$1,410.6	$1,853.0
Marketable securities	615.8	414.1
Accounts receivable, net	458.9	423.7
Deferred income taxes, net	85.1	56.8
Prepaid expenses and other current assets	100.9	87.4
Total current assets	2,671.3	2,835.0
Marketable securities	273.0	277.3
Computer equipment, software, furniture and leasehold improvements, net	159.2	130.3
Developed technologies, net	86.5	63.1
Goodwill	1,456.2	1,009.9
Deferred income taxes, net	100.0	131.1
Other assets	167.6	148.3
Total assets	$4,913.8	$4,595.0
LIABILITIES AND STOCKHOLDERS’ EQUITY
Current liabilities:
Accounts payable	$100.5	$84.5
Accrued compensation	253.3	181.2
Accrued income taxes	28.2	24.3
Deferred revenue	900.8	696.2
Other accrued liabilities	117.3	85.3
Total current liabilities	1,400.1	1,071.5
Deferred revenue	256.3	204.4
Long term income taxes payable	158.8	211.8
Long term notes payable, net of discount	747.2	746.4
Other liabilities	132.2	99.4
Stockholders’ equity:
Preferred stock	—	—
Common stock and additional paid-in capital	1,773.1	1,637.3
Accumulated other comprehensive loss	(53.3)	(0.6)
Retained earnings	499.4	624.8
Total stockholders’ equity	2,219.2	2,261.5
Total liabilities and stockholders' equity	$4,913.8	$4,595.0

Autodesk, Inc.
Condensed Consolidated Statements of Cash Flows
(In millions)

	Fiscal Year Ended January 31,
	2015	2014
	(Unaudited)
Operating activities:
Net income	$81.8	$228.8
Adjustments to reconcile net income to net cash provided by operating activities:
Depreciation, amortization and accretion	145.9	128.9
Stock-based compensation expense	165.6	132.2
Excess tax benefits from stock-based compensation	(0.5)	(9.1)
Restructuring charges, net	3.1	12.8
Other operating activities	16.2	(16.1)
Changes in operating assets and liabilities, net of business combinations	296.0	86.0
Net cash provided by operating activities	708.1	563.5
Investing activities:
Purchases of marketable securities	(1,355.1)	(1,214.2)
Sales of marketable securities	190.0	537.0
Maturities of marketable securities	969.0	742.1
Acquisitions, net of cash acquired	(630.0)	(176.1)
Capital expenditures	(75.5)	(64.2)
Other investing activities	(4.0)	(18.6)
Net cash used in investing activities	(905.6)	(194.0)
Financing activities:
Proceeds from issuance of common stock, net of issuance costs	135.4	288.2
Repurchase and retirement of common stock	(372.4)	(423.8)
Excess tax benefits from stock-based compensation	0.5	9.1
Other financing activities	(3.4)	—
Net cash used in financing activities	(239.9)	(126.5)
Effect of exchange rate changes on cash and cash equivalents	(5.0)	(2.2)
Net (decrease) increase in cash and cash equivalents	(442.4)	240.8
Cash and cash equivalents at beginning of fiscal year	1,853.0	1,612.2
Cash and cash equivalents at end of fiscal year	$1,410.6	$1,853.0

Autodesk, Inc.
Reconciliation of GAAP financial measures to non-GAAP financial measures
(In millions, except per share data)

To supplement our consolidated financial statements presented on a GAAP basis, Autodesk provides investors with certain non-GAAP measures including non-GAAP gross margin, non-GAAP operating expenses, non-GAAP operating margin, non-GAAP net income, non-GAAP net income per share and billings. Excluding billings, these non-GAAP financial measures are adjusted to exclude certain costs, expenses, gains and losses, including stock-based compensation expense, restructuring charges, amortization of purchased intangibles, gain and loss on strategic investments, and related income tax expenses. In the case of billings, we reconcile to revenue by adjusting for the change in deferred revenue from the beginning to the end of the period less any deferred revenue balances acquired from business combination(s) during the period and other discounts. See our reconciliation of GAAP financial measures to non-GAAP financial measures herein. We believe these exclusions are appropriate to enhance an overall understanding of our past financial performance and also our prospects for the future, as well as to facilitate comparisons with our historical operating results. These adjustments to our GAAP results are made with the intent of providing both management and investors a more complete understanding of Autodesk's underlying operational results and trends and our marketplace performance. For example, non-GAAP results are an indication of our baseline performance before gains, losses or other charges that are considered by management to be outside our core operating results. In addition, these non-GAAP financial measures are among the primary indicators management uses as a basis for our planning and forecasting of future periods.

There are limitations in using non-GAAP financial measures because the non-GAAP financial measures are not prepared in accordance with generally accepted accounting principles and may be different from non-GAAP financial measures used by other companies. The non-GAAP financial measures are limited in value because they exclude certain items that may have a material impact upon our reported financial results. The presentation of this additional information is not meant to be considered in isolation or as a substitute for the directly comparable financial measures prepared in accordance with GAAP in the United States. Investors should review the reconciliation of the non-GAAP financial measures to their most directly comparable GAAP financial measures as provided in the tables accompanying this press release.

	Three Months Ended January 31,		Fiscal Year Ended January 31,
	2015	2014	2015	2014
	(Unaudited)		(Unaudited)

GAAP cost of license and other revenue	$53.9	$48.1	$208.5	$178.7
Stock-based compensation expense	(1.4)	(1.1)	(4.6)	(3.8)
Amortization of developed technology	(11.5)	(10.6)	(48.6)	(40.1)
Non-GAAP cost of license and other revenue	$41.0	$36.4	$155.3	$134.8

GAAP cost of subscription revenue	$35.6	$23.8	$133.6	$95.6
Stock-based compensation expense	(1.4)	(0.6)	(4.3)	(2.2)
Amortization of developed technology	(1.1)	(1.0)	(4.6)	(4.1)
Non-GAAP cost of subscription revenue	$33.1	$22.2	$124.7	$89.3

GAAP gross profit	$575.1	$514.7	$2,170.1	$1,999.6
Stock-based compensation expense	2.8	1.7	8.9	6.0
Amortization of developed technology	12.6	11.6	53.2	44.2
Non-GAAP gross profit	$590.5	$528.0	$2,232.2	$2,049.8

GAAP marketing and sales	$289.9	$232.3	$998.0	$842.6
Stock-based compensation expense	(21.4)	(16.1)	(72.4)	(58.6)
Non-GAAP marketing and sales	$268.5	$216.2	$925.6	$784.0

GAAP research and development	$191.5	$162.4	$725.2	$611.1
Stock-based compensation expense	(16.7)	(12.4)	(56.0)	(43.7)
Non-GAAP research and development	$174.8	$150.0	$669.2	$567.4

GAAP general and administrative	$70.4	$53.0	$283.3	$211.8
Stock-based compensation expense	(8.2)	(5.9)	(28.3)	(23.9)
Non-GAAP general and administrative	$62.2	$47.1	$255.0	$187.9

GAAP amortization of purchased intangibles	$9.3	$9.0	$39.8	$36.5
Amortization of purchased intangibles	$(9.3)	$(9.0)	$(39.8)	$(36.5)
Non-GAAP Amortization of purchased intangibles	$—	$—	$—	$—

GAAP restructuring charges, net	$—	$6.3	$3.1	$12.8
Restructuring charges, net	—	(6.3)	(3.1)	(12.8)
Non-GAAP restructuring charges, net	$—	$—	$—	$—

GAAP operating expenses	$561.1	$463.0	$2,049.4	$1,714.8
Stock-based compensation expense	(46.3)	(34.4)	(156.7)	(126.2)
Amortization of purchased intangibles	(9.3)	(9.0)	(39.8)	(36.5)
Restructuring charges, net	—	(6.3)	(3.1)	(12.8)
Non-GAAP operating expenses	$505.5	$413.3	$1,849.8	$1,539.3

GAAP income from operations	$14.0	$51.7	$120.7	$284.8
Stock-based compensation expense	49.1	36.1	165.6	132.2
Amortization of developed technology	12.6	11.6	53.2	44.2
Amortization of purchased intangibles	9.3	9.0	39.8	36.5
Restructuring charges, net	—	6.3	3.1	12.8
Non-GAAP income from operations	$85.0	$114.7	$382.4	$510.5

GAAP interest and other income, net	$(21.1)	$4.6	$(37.7)	$(4.9)
Loss on strategic investments	15.7	0.8	23.3	1.8
Non-GAAP interest and other income, net	$(5.4)	$5.4	$(14.4)	$(3.1)

GAAP provision for income taxes	$18.6	$(2.4)	$(1.2)	$(51.1)
Discrete GAAP tax provision items	(9.5)	(7.9)	(18.7)	(10.2)
Income tax effect of non-GAAP adjustments	(29.9)	(16.6)	(75.8)	(60.5)
Non-GAAP provision for income tax	$(20.8)	$(26.9)	$(95.7)	$(121.8)

GAAP net income	$11.5	$53.9	$81.8	$228.8
Stock-based compensation expense	49.1	36.1	165.6	132.2
Amortization of developed technology	12.6	11.6	53.2	44.2
Amortization of purchased intangibles	9.3	9.0	39.8	36.5
Restructuring charges, net	—	6.3	3.1	12.8
Loss on strategic investments	15.7	0.8	23.3	1.8
Discrete GAAP tax provision items	(9.5)	(7.9)	(18.7)	(10.2)
Income tax effect of non-GAAP adjustments	(29.9)	(16.6)	(75.8)	(60.5)
Non-GAAP net income	$58.8	$93.2	$272.3	$385.6

GAAP diluted net income per share	$0.05	$0.23	$0.35	$1.00

Stock-based compensation expense	0.21	0.15	0.71	0.57
Amortization of developed technology	0.05	0.05	0.23	0.19
Amortization of purchased intangibles	0.04	0.04	0.17	0.16
Restructuring charges, net	—	0.03	0.01	0.06
Loss on strategic investments	0.07	—	0.10	—
Discrete GAAP tax provision items	(0.04)	(0.03)	(0.08)	(0.04)
Income tax effect of non-GAAP adjustments	(0.13)	(0.07)	(0.32)	(0.26)
Non-GAAP diluted net income per share	$0.25	$0.40	$1.17	$1.68

Autodesk, Inc.

Other Supplemental Financial Information (a)

Fiscal Year 2015	QTR 1	QTR 2	QTR 3	QTR 4	YTD 2015
Financial Statistics ($ in millions, except per share data):
Total Net Revenue:	$593	$637	$618	$665	$2,512
License and Other Revenue	$316	$350	$321	$354	$1,341
Subscription Revenue	$276	$287	$298	$310	$1,171

GAAP Gross Margin	87%	86%	86%	87%	86%
Non-GAAP Gross Margin (1)(2)	89%	89%	89%	89%	89%

GAAP Operating Expenses	$472	$499	$517	$561	$2,049
GAAP Operating Margin	7%	8%	2%	2%	5%
GAAP Net Income	$28	$31	$11	$12	$82
GAAP Diluted Net Income Per Share (b)	$0.12	$0.13	$0.05	$0.05	$0.35

Non-GAAP Operating Expenses (1)(3)	$427	$451	$467	$506	$1,850
Non-GAAP Operating Margin (1)(4)	17%	18%	13%	13%	15%
Non-GAAP Net Income (1)(5)(c)	$74	$82	$58	$59	$272
Non-GAAP Diluted Net Income Per Share (1)(6)(b)(c)	$0.32	$0.35	$0.25	$0.25	$1.17

Total Cash and Marketable Securities	$2,388	$2,169	$2,157	$2,299	$2,299
Days Sales Outstanding	50	52	55	63
Capital Expenditures	$15	$17	$28	$16	$76
Cash Flow from Operating Activities	$219	$96	$136	$257	$708
GAAP Depreciation, Amortization and Accretion	$36	$37	$37	$36	$146

Deferred Subscription Revenue Balance (c)	$848	$839	$839	$937	$937

Revenue by Geography:
Americas	$206	$223	$231	$238	$898
Europe, Middle East and Africa	$226	$244	$238	$273	$980
Asia Pacific	$161	$170	$149	$154	$634
% of Total Rev from Emerging Economies	13%	15%	15%	16%	15%

Revenue by Segment:
Architecture, Engineering and Construction	$196	$218	$217	$242	$873
Platform Solutions and Emerging Business	$212	$208	$188	$189	$797
Manufacturing	$147	$168	$170	$190	$676
Media and Entertainment	$38	$44	$43	$43	$167

Other Revenue Statistics:
% of Total Rev from Flagship	50%	48%	47%	45%	48%
% of Total Rev from Suites	35%	36%	36%	37%	36%
% of Total Rev from New and Adjacent	14%	16%	17%	18%	16%
% of Total Rev from AutoCAD and AutoCAD LT	32%	29%	27%	25%	28%

Favorable (Unfavorable) Impact of U.S. Dollar Translation Relative to
Foreign Currencies Compared to Comparable Prior Year Period:
FX Impact on Total Net Revenue	$(9)	$—	$(4)	$(11)	$(24)
FX Impact on Cost of Revenue and Total Operating Expenses	$2	$(2)	$3	$14	$17
FX Impact on Operating Income	$(7)	$(2)	$(1)	$3	$(7)

Gross Margin by Segment:
Architecture, Engineering and Construction	$176	$196	$194	$220	$786
Platform Solutions and Emerging Business	$191	$185	$167	$169	$712
Manufacturing (a)	$133	$152	$153	$167	$604
Media and Entertainment	$29	$32	$32	$34	$127
Unallocated amounts (a)	$(15)	$(16)	$(15)	$(15)	$(59)

Common Stock Statistics:
Common Shares Outstanding	227.5	227.2	227.2	227.0	227.0
Fully Diluted Weighted Average Shares Outstanding	231.6	232.4	231.5	232.2	232.4
Shares Repurchased	2.0	1.9	1.9	1.1	6.9

Subscriptions (in millions):
Total Subscriptions (c)	1.94	2.01	2.13	2.23	2.23

(a) Totals may not agree with the sum of the components due to rounding.
(b) Earnings per share were computed independently for each of the periods presented; therefore the sum of the earnings per share amounts for the quarters may not equal the total for the year.
(c) Total Subscriptions consists of subscriptions from our maintenance, desktop, cloud service and enterprise license offerings that are active as of the quarter end date. For certain cloud based and enterprise license offerings, subscriptions represent the monthly average activity within the last three months of the quarter end date. Total subscriptions do not include data from education offerings, consumer product offerings, certain Creative Finishing product offerings, Autodesk Buzzsaw, Autodesk Constructware and third party products. Subscriptions acquired with the acquisition of a business are captured once the data conforms to our subscription count methodology and when added, may cause variability in the quarterly comparisons of this calculation.

(1) To supplement our consolidated financial statements presented on a GAAP basis, Autodesk provides investors with certain non-GAAP measures including non-GAAP gross margin, non-GAAP operating expenses, non-GAAP operating margin, non-GAAP net income, non-GAAP net income per share and billings. Excluding net billings, these non-GAAP financial measures are adjusted to exclude certain costs, expenses, gains and losses, including stock-based compensation expense, restructuring charges, amortization of purchased intangibles, gain and loss on strategic investments, and related income tax expenses. In the case of billings, we reconcile to revenue by adjusting for the change in deferred revenue from the beginning to the end of the period less any deferred revenue balances acquired from business combination(s) during the period and other discounts. See our reconciliation of GAAP financial measures to non-GAAP financial measures herein. We believe these exclusions are appropriate to enhance an overall understanding of our past financial performance and also our prospects for the future, as well as to facilitate comparisons with our historical operating results. These adjustments to our GAAP results are made with the intent of providing both management and investors a more complete understanding of Autodesk's underlying operational results and trends and our marketplace performance. For example, non-GAAP results are an indication of our baseline performance before gains, losses or other charges that are considered by management to be outside our core operating results. In addition, these non-GAAP financial measures are among the primary indicators management uses as a basis for our planning and forecasting of future periods. There are limitations in using non-GAAP financial measures because the non-GAAP financial measures are not prepared in accordance with generally accepted accounting principles and may be different from non-GAAP financial measures used by other companies. The non-GAAP financial measures are limited in value because they exclude certain items that may have a material impact upon our reported financial results. The presentation of this additional information is not meant to be considered in isolation or as a substitute for the directly comparable financial measures prepared in accordance with GAAP in the United States. Investors should review the reconciliation of the non-GAAP financial measures to their most directly comparable GAAP financial measures as provided in the tables accompanying Autodesk's press release.

	QTR 1	QTR 2	QTR 3	QTR 4	YTD 2015
(2) GAAP Gross Margin	87%	86%	86%	87%	86%
Stock-based compensation expense	—%	—%	—%	—%	1%
Amortization of developed technology	2%	3%	3%	2%	2%
Non-GAAP Gross Margin	89%	89%	89%	89%	89%

(3) GAAP Operating Expenses	$472	$499	$517	$561	$2,049
Stock-based compensation expense	(32)	(38)	(41)	(46)	(157)
Amortization of purchased intangibles	(11)	(10)	(10)	(9)	(40)
Restructuring charges, net	(2)	(1)	—	—	(3)
Non-GAAP Operating Expenses	$427	$451	$467	$506	$1,850

(4) GAAP Operating Margin	7%	8%	2%	2%	5%
Stock-based compensation expense	6%	6%	7%	8%	7%
Amortization of developed technology	2%	2%	2%	2%	2%
Amortization of purchased intangibles	2%	2%	2%	1%	1%
Restructuring charges, net	—%	—%	—%	—%	—%
Non-GAAP Operating Margin	17%	18%	13%	13%	15%

(5) GAAP Net Income	$28	$31	$11	$12	$82
Stock-based compensation expense	34	40	43	49	166
Amortization of developed technology	13	15	13	13	53
Amortization of purchased intangibles	11	10	10	9	40
Restructuring charges, net	2	1	—	—	3
Loss on strategic investments	4	3	1	16	23
Discrete GAAP tax provision items	(2)	(3)	(5)	(10)	(19)
Income tax effect of non-GAAP adjustments	(16)	(15)	(15)	(30)	(76)
Non-GAAP Net Income	$74	$82	$58	$59	$272

(6) GAAP Diluted Net Income Per Share	$0.12	$0.13	$0.05	$0.05	$0.35
Stock-based compensation expense	0.14	0.18	0.19	0.21	0.71
Amortization of developed technology	0.06	0.06	0.06	0.05	0.23
Amortization of purchased intangibles	0.05	0.04	0.04	0.04	0.17
Restructuring charges, net	0.01	—	—	—	0.01
Loss on strategic investments	0.02	0.01	—	0.07	0.10
Discrete GAAP tax provision items	(0.01)	(0.01)	(0.02)	(0.04)	(0.08)
Income tax effect of non-GAAP adjustments	(0.07)	(0.06)	(0.07)	(0.13)	(0.32)
Non-GAAP Diluted Net Income Per Share	$0.32	$0.35	$0.25	$0.25	$1.17

Reconciliation for Billings:
	Q115	Q215	Q315	Q415	FY15
Year over year change in GAAP Net Revenue	4%	13%	11%	13%	10%
Change in deferred revenue in the current period	8%	12%	13%	2%	8%
Change in acquisition related deferred revenue and other	(2)%	2%	1%	(2)%	—%
Year over year change in Billings	10%	27%	25%	13%	18%

Reconciliation for Guidance:
The following is a reconciliation of anticipated full year fiscal 2016 GAAP and non-GAAP operating margins:
	Fiscal 2016
GAAP operating margin	2%	4%
Stock-based compensation expense	8%	8%
Amortization of purchased intangibles	3%	3%
Non-GAAP operating margin	13%	15%